Exhibit 23.2

                [DAVIS, MONK & COMPANY LETTERHEAD]



                CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
VidRev Technologies, Inc.

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 8, 2004 with respect to the financial statements of VidRev Technologies, Inc. (from inception to September 30, 2004) in the Kentex Petroleum, Inc. Registration Statement on Form S-4.


                                        /s/ Davis, Monk & Company



Gainesville, Florida
December 29, 2004